Exhibit 99.1

For Immediate Release
MAGUIRE PROPERTIES REPORTS FOURTH QUARTER 2008
FINANCIAL RESULTS

LOS ANGELES, March 2, 2009 – Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended December 31, 2008.

Significant Fourth Quarter Events

Leasing Activity -

▪	During the fourth quarter, we completed new leases and renewals for approximately 600,000 square feet (including our pro rata share of our joint venture properties).
▪
In Orange County, we signed a new lease with Jones Day for approximately 55,000 square feet at our 3161 Michelson office tower in the Park Place property.  Additionally, we renewed our leases with State Farm Mutual Auto Insurance totaling approximately 126,000 square feet, also at Park Place in Irvine, California.

▪	In San Diego County, we signed a new lease with InnovaSystems International, Inc. for approximately 45,000 square feet at 2385 Northside Drive, which is part of the Mission City Corporate Center.

Extension of Debt Maturities -

▪
On October 31, 2008, we exercised our first one-year extension under our City Parkway mortgage, which now matures on May 9, 2010.  We have two one-year extensions remaining at our option that would allow us to extend the maturity date of this loan to May 9, 2012, subject to certain conditions.

▪
On November 3, 2008, we exercised our first one-year extension under our mortgage loan secured by Brea Corporate Place and Brea Financial Commons.  This loan now matures on May 1, 2010.  We have two one-year extensions remaining at our option that would allow us to extend the maturity date of this loan to May 1, 2012, subject to certain conditions.

Fourth Quarter 2008 Financial Results

▪
Net loss available to common stockholders for the quarter ended December 31, 2008 was $(96.3) million, or $(2.02) per share, compared to a net loss available to common stockholders of $(44.5) million, or $(0.95) per share, for the quarter ended December 31, 2007.  Our earnings in the fourth quarter of 2008 were negatively impacted by a $50.0 million non-cash impairment charge recorded in connection with our decision to classify our property at 3161 Michelson in Irvine, California as held for sale.

▪
Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended December 31, 2008 was $(42.2) million, or $(0.88) per diluted share, compared to $6.7 million, or $0.14 per diluted share, for the quarter ended December 31, 2007.  Our share of FFO before specified items was $1.7 million, or $0.04 per diluted share, for the quarter ended December 31, 2008 and $7.5 million, or $0.16 per diluted share, for the quarter ended December 31, 2007, respectively.

▪
For new leases completed during the quarter, cash rent growth for our Effective Portfolio was 7.9%, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent growth was 24.2% compared to prior GAAP rents.

The weighted average number of common and common equivalent shares used to calculate basic and diluted earnings per share for the quarter ended December 31, 2008 was 47,777,101 due to our net loss position.  Our diluted number of common and common equivalent shares outstanding used to calculate FFO for the quarter ended December 31, 2008 was 47,777,868.

The results reported in this press release for the quarter and year ended December 31, 2008 are unaudited, and there can be no assurance that these results will not vary from the final information that will subsequently be reported in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or before March 16, 2009.  In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results of operations of Maguire Properties, Inc., Maguire Properties, L.P. (the “Operating Partnership”) and the subsidiaries of the Operating Partnership for the quarter and year ended December 31, 2008 have been included.

Going into 2009, we continue to be focused on generating cash sufficient to fund our liquidity needs.  In 2008, we conserved cash by suspending our common and preferred dividends, reducing or deferring non-discretionary costs (including certain development activities and capital expenditures) and selling certain non-strategic assets.  In addition to continuing our focus on conserving our cash in 2009, we are endeavoring to generate additional cash by the following potential liquidity sources: refinancing existing property loans; selling non-strategic assets or non-income producing assets; engaging in new joint ventures; raising institutional capital; increasing occupancy levels or rental rates at our office properties; and/or leasing at projects currently under development.  We currently have approximately $260 million of debt maturing in 2009 (including approximately $170 million related to 3161 Michelson, a property that is currently held for sale) that needs to be refinanced, repaid or extended.

As of December 31, 2008, our portfolio was comprised of whole or partial interests in approximately 34 million square feet, consisting of 36 office and retail properties totaling approximately 20 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 45,000 vehicles.  We have two projects under development that total approximately 255,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 8 million square feet of office, hotel, retail, and residential development and approximately 8 million square feet of structured parking.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, March 3, 2009, to discuss the financial results of the fourth quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 86160672.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

A replay of the conference call will be available approximately two hours following the call through March 6, 2009.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 86160672.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

About Maguire Properties, Inc.
Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 28, 2008 and our Quarterly Report on
Form 10-Q filed on November 10, 2008 with the Securities and Exchange Commission.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Investments in real estate	$5,026,688	$5,439,044
Less: accumulated depreciation	(604,302)	(476,337)
Net investments in real estate	4,422,386	4,962,707

Cash and cash equivalents	80,502	174,847
Restricted cash	199,664	239,245
Rents and other receivables, net	22,625	30,422
Deferred rents	62,229	49,292
Due from affiliates	1,665	1,740
Deferred leasing costs and value of in-place leases, net	153,660	192,269
Deferred loan costs, net	30,496	38,725
Acquired above-market leases, net	19,503	28,058
Other assets	12,082	14,148
Investment in unconsolidated joint ventures	11,606	18,325
Assets associated with real estate held for sale	182,597	–
Total assets	$5,199,015	$5,749,778

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ (DEFICIT) EQUITY
Mortgage and other secured loans	$4,714,090	$5,003,341
Accounts payable and other liabilities	216,920	202,509
Dividends and distributions payable	–	24,888
Capital leases payable	4,146	5,232
Acquired below-market leases, net	112,173	155,824
Obligations associated with real estate held for sale	171,348	–
Total liabilities	5,218,677	5,391,794

Minority interests, with an aggregate redemption value of $9.7 million and $218.3 million as of December 31, 2008 and 2007, respectively	–	14,670

Stockholders’ (deficit) equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
7.625% Series A Cumulative Redeemable Preferred Stock,
$25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized;
47,974,955 and 47,185,636 shares issued and outstanding at
December 31, 2008 and 2007, respectively	480	472
Additional paid-in capital	696,260	691,518
Accumulated deficit and dividends	(656,606)	(331,735)
Accumulated other comprehensive loss, net	(59,896)	(17,041)
Total stockholders’ (deficit) equity	(19,662)	343,314
Total liabilities, minority interests and stockholders’ (deficit) equity	$5,199,015	$5,749,778

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007
Revenue:
Rental	$84,587	$88,573	$337,234	$321,600
Tenant reimbursements	29,875	28,786	112,092	104,025
Hotel operations	6,448	7,260	26,616	27,214
Parking	13,382	13,319	53,246	47,504
Management, leasing and development services	1,305	2,510	6,637	9,096
Interest and other	2,317	5,744	11,208	14,573
Total revenue	137,914	146,192	547,033	524,012

Expenses:
Rental property operating and maintenance	33,539	32,957	129,392	117,880
Hotel operating and maintenance	4,021	4,548	17,105	17,146
Real estate taxes	13,314	13,571	52,163	46,585
Parking	4,210	4,588	15,738	13,942
General and administrative	8,038	9,789	60,835	37,677
Other expense	1,359	2,050	5,866	5,177
Depreciation and amortization	44,502	50,040	183,300	183,690
Interest	67,621	66,114	258,134	219,853
Loss from early extinguishment of debt	–	886	1,463	21,662
Total expenses	176,604	184,543	723,996	663,612

Loss from continuing operations before equity in net loss of unconsolidated joint venture and minority interests	(38,690)	(38,351)	(176,963)	(139,600)
Equity in net loss of unconsolidated joint venture	(330)	(426)	(1,092)	(2,149)
Minority interests allocated to continuing operations	–	5,892	9,991	21,813
Loss from continuing operations	(39,020)	(32,885)	(168,064)	(119,936)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate and minority interests	(52,519)	(7,877)	(145,283)	(34,279)
Gain on sale of real estate	–	–	–	195,387
Minority interests allocated to discontinued operations	–	1,066	4,363	(21,853)
(Loss) income from discontinued operations	(52,519)	(6,811)	(140,920)	139,255

Net (loss) income	(91,539)	(39,696)	(308,984)	19,319
Preferred stock dividends	(4,766)	(4,766)	(19,064)	(19,064)

Net (loss) income available to common stockholders	$(96,305)	$(44,462)	$(328,048)	$255

Basic income (loss) per common share:
Loss from continuing operations available to common stockholders	$(0.92)	$(0.80)	$(3.94)	$(2.97)
(Loss) income from discontinued operations	(1.10)	(0.15)	(2.96)	2.98
Net (loss) income available to common stockholders	$(2.02)	$(0.95)	$(6.90)	$0.01
Weighted average number of common shares outstanding	47,777,101	46,870,622	47,538,457	46,750,597

Diluted income (loss) per common share:
Loss from continuing operations available to common stockholders	$(0.92)	$(0.80)	$(3.94)	$(2.96)
(Loss) income from discontinued operations	(1.10)	(0.15)	(2.96)	2.97
Net (loss) income available to common stockholders	$(2.02)	$(0.95)	$(6.90)	$0.01
Weighted average number of common and common equivalent shares outstanding	47,777,101	46,870,622	47,538,457	46,833,002

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS
(unaudited and in thousands, except share and per share data)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2008	2007	2008	2007

	Reconciliation of net (loss) income to funds from operations:

	Net (loss) income available to common stockholders	$(93,305)	$(44,462)	$(328,048)	$255

Add:	Depreciation and amortization of real estate assets	46,052	56,733	196,816	207,577
	Depreciation and amortization of real estate assets -
	unconsolidated joint venture (a)	2,204	2,451	9,559	9,764
	Minority interests	–	(6,958)	(14,354)	40

	Deduct: Gain on sale of real estate	–	–	–	195,387

	Funds from operations available to common stockholders
	and unit holders (FFO) (b)	$(48,049)	$7,764	$(136,027)	$22,249

	Company share of FFO (c)	$(42,180)	$6,715	$(119,399)	$19,226

	FFO per share - basic	$(0.88)	$0.14	$(2.51)	$0.41
	FFO per share - diluted	$(0.88)	$0.14	$(2.51)	$0.41

	Weighted average number of common shares outstanding - basic	47,777,101	46,870,622	47,538,457	46,750,597
	Weighted average number of common and common
	equivalent shares outstanding - diluted	47,777,868	46,899,660	47,617,258	46,833,002

	Reconciliation of FFO to FFO before specified items: (d)

	FFO available to commons stockholders and unit holders (FFO)	$(48,049)	$7,764	$(136,027)	$22,249

Add:	Loss from early extinguishment of debt included in continuing operations	–	886	1,463	21,662
	Loss from early extinguishment of debt included in discontinued operations	–	–	1,801	9,882
	Impairment of long-lived assets included in discontinued operations	50,000	–	123,694	–
	Costs associated with strategic alternatives and management changes (e)	–	–	23,892	–

	FFO before specified items	$1,951	$8,650	$14,823	$53,793

	Company share of FFO before specified items (c)	$1,713	$7,477	$12,949	$46,485

	FFO per share before specified items - basic	$0.04	$0.16	$0.27	$0.99
	FFO per share before specified items - diluted	$0.04	$0.16	$0.27	$0.99
__________
(a)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.

(b)
Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)
Based on a weighted average interest in our Operating Partnership of approximately 87.8% and 86.4% for the three months ended December 31, 2008 and 2007, respectively, and approximately 87.5% and 86.4% for the years ended December 31, 2008 and 2007, respectively.

(d)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to it maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

(e)
Additionally, during the first and second quarters of 2008, we have excluded from the calculation of FFO costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine funds generated by our ongoing business operations.